FOR IMMEDIATE RELEASE

CONTACT:
Press Inquiries	Investor Inquiries
Lucia Graziano	Andrew Kramer
Public Relations	Investor Relations
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3447	978-367-7368
lucia.graziano@sycamorenet.com	andy.kramer@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR 2003 FINANCIAL RESULTS

CHELMSFORD, Mass., May 13, 2003 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent optical networking, today reported its third quarter results for the period ended April 26, 2003.

Revenue for the third quarter of fiscal 2003 was $10.6 million, compared with $13.6 million for the third quarter of fiscal 2002.

Net loss for the third quarter of fiscal 2003, on a generally accepted accounting principles (GAAP) basis, was $11.9 million or $(0.04) per share, compared with a net loss of $22.8 million, or $(0.09) per share for the third quarter of fiscal 2002. Pro forma net loss for the third quarter was $12.1 million, or $(0.05) per share, compared with a pro forma net loss of $26.3 million, or $(0.10) per share for the third quarter of fiscal 2002. The reconciliation between net loss on a GAAP basis and pro forma net loss is provided in a table immediately following the Unaudited Pro Forma Consolidated Statements of Operations.

Revenue for the first nine months of fiscal 2003 was $27.4 million, compared with $56.6 million for the first nine months of fiscal 2002.

Net loss for the first nine months of fiscal 2003, on a GAAP basis, was $45.4 million or $(0.17) per share, compared with a net loss of $306.1 million, or $(1.21) per share for the first nine months of fiscal 2002. Pro forma net loss for the first nine months of fiscal 2003 was $41.1 million, or $(0.16) per share, compared with a pro forma net loss of $93.3 million, or $(0.37) per share for the first nine months of fiscal 2002.

“During the quarter, Sycamore continued to drive improved operating results and demonstrate sound cash management,” stated Daniel E. Smith, Sycamore’s president and chief executive officer. “While the market conditions remain challenging, Sycamore continues to focus on technology innovation and customer relationships. As we navigate current market conditions, we have implemented a range of initiatives aimed at enhancing our products, improving operational efficiencies and maintaining our balance sheet strength.”

In addition, Sycamore announced today that it has entered into an agreement with Plexus Corp. (Nasdaq: PLXS) under which Plexus will become one of Sycamore’s contract manufacturing partners and will provide manufacturing services to Sycamore for its intelligent optical switching products.

Conference Call Webcast
Sycamore plans to review its third-quarter results and discuss its business outlook during a conference call today beginning at 4:30 p.m. EDT. A Webcast of the conference call, along with GAAP reconciliation information, is available to all interested parties on the Sycamore web site located at www.sycamorenet.com under the Investor Relations section. Interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Sycamore’s president and chief executive officer, Daniel E. Smith and chief financial officer, Frances M. Jewels.

About Sycamore Networks
Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent optical networking products for the telecommunications industry. Sycamore’s optical switching products are forming the network foundation for some of the world’s most respected and innovative service providers. The software intelligence common to all Sycamore products empowers rapid deployment and delivery of services, from the edge to the core of the network. Contact Sycamore Networks at www.sycamorenet.com.

Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the rate of product purchases by current and prospective customers; the commercial success of the Company’s line of intelligent optical networking products; the Company’s reliance on a limited number of customers; new product introductions and enhancements by the Company and its competitors; the length and variability of the sales cycles for the Company’s products; competition; manufacturing and sourcing risks; variations in the Company’s quarterly results; general economic conditions including stock market volatility and capital market conditions as well as conditions specific to the telecommunications, Internet and related industries; and the other factors discussed in the Company’s most recently filed Quarterly Report on Form 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

The Company provides pro forma financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. The Company believes that this presentation of pro forma financial data provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the Company’s financial results and for budget-planning purposes.

Sycamore Networks, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	April 26, 2003	July 31, 2002
Assets

Current assets:
Cash and cash equivalents	$237,444	$172,658
Short-term investments	320,762	509,350
Accounts receivable, net	11,275	18,187
Inventories	6,928	12,940
Prepaids and other current assets	4,567	3,447

Total current assets	580,976	716,582

Property and equipment, net	17,025	32,696
Long-term investments	446,791	361,537
Other assets	3,331	7,760

Total Assets	$1,048,123	$1,118,575

Liabilities and Stockholders' Equity

Deferred revenue	$3,988	$4,978
Other current liabilities	18,140	26,907
Restructuring liabilities	24,905	48,167

Total current liabilities	47,033	80,052

Common stock	272	274
Additional paid-in capital	1,733,768	1,732,846
Accumulated deficit	(726,459)	(681,086)
Other equity	(6,491)	(13,511)

Total stockholders' equity	1,001,090	1,038,523

Total Liabilities and Stockholders' Equity	$1,048,123	$1,118,575

Sycamore Networks, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 26, 2003	April 27, 2002	April 26, 2003	April 27, 2002

Revenue	$10,601	$13,582	$27,364	$56,625
Cost of revenue	8,702	3,050	26,432	145,064
Stock-based compensation	341	441	1,054	1,393

Gross profit (loss)	1,558	10,091	(122)	(89,832)

Operating expenses:
Research and development	12,678	25,541	40,027	88,035
Sales and marketing	4,883	8,870	14,891	33,948
General and administrative	1,852	2,183	5,260	7,987
Stock-based compensation	1,656	5,101	5,420	18,009
Payroll tax on stock option exercises	2	4	17	19
Restructuring charges and related asset
impairments	(2,193)	--	(2,193)	77,306

Total operating expenses	18,878	41,699	63,422	225,304

Loss from operations	(17,320)	(31,608)	(63,544)	(315,136)
Losses on investments	--	--	--	(22,737)
Interest and other income, net	5,426	8,765	18,171	31,746

Net loss	$(11,894)	$(22,843)	$(45,373)	$(306,127)

Diluted net loss per share	$(0.04)	$(0.09)	$(0.17)	$(1.21)
Weighted average shares used in computing
diluted net loss per share	266,638	256,468	264,640	252,877

Sycamore Networks, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
See pro forma adjustments listed in table below
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 26, 2003	April 27, 2002	April 26, 2003	April 27, 2002

Revenue	$10,601	$13,582	$27,364	$56,625
Cost of revenue	8,702	12,088	26,432	51,670

Gross profit	1,899	1,494	932	4,955

Operating expenses:
Research and development	12,678	25,541	40,027	88,035
Sales and marketing	4,883	8,870	14,891	33,948
General and administrative	1,852	2,183	5,260	7,987

Total operating expenses	19,413	36,594	60,178	129,970

Loss from operations	(17,514)	(35,100)	(59,246)	(125,015)

Interest and other income, net	5,426	8,765	18,171	31,746

Net loss	$(12,088)	$(26,335)	$(41,075)	$(93,269)

Diluted net loss per share	$(0.05)	$(0.10)	$(0.16)	$(0.37)
Weighted average shares used in computing
diluted net loss per share	266,638	256,468	264,640	252,877

The results above are pro forma and have been
adjusted to exclude the following items:
Stock-based compensation included in gross
profit	$341	$441	$1,054	$1,393
Stock-based compensation included in
operating expenses	1,656	5,101	5,420	18,009
Payroll tax on stock option exercises	2	4	17	19
Restructuring charges and related asset
impairments (benefit)	(2,193)	--	(2,193)	77,306
Excess inventory charge (benefit)	--	(9,038)	--	93,394
Losses on investments	--	--	--	22,737

	$(194)	$(3,492)	$4,298	$212,858